Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Dennis G. Moore
FOR:		Senior Vice President
Chief Financial Officer
(856) 532-6603

                    6000 Central Highway

Pennsauken, NJ 08109

J & J SNACK FOODS CORP.

ANNOUNCES INCREASE IN

QUARTERLY CASH DIVIDEND

Pennsauken, NJ, December 10, 2014 -- J & J Snack Foods Corp. (NASDAQ-JJSF) announced today that its Board of Directors has declared a regular quarterly cash dividend of $.36 per share of its common stock payable on January 8, 2015 to shareholders of record as of the close of business on December 23, 2014. The cash dividend of $.36 per share represents an increase of 12-1/2% from the previous quarterly dividend rate of $.32 per share.

J&J Snack Foods Corp. is a leader and innovator in the snack food industry, providing nutritional and affordable branded niche snack foods and beverages to foodservice and retail supermarket outlets.  Manufactured and distributed nationwide, our principal products include SUPERPRETZEL, BAVARIAN BAKERY and other soft pretzels, ICEE and SLUSH PUPPIE frozen beverages, LUIGI’S, PHILLY SWIRL, MINUTE MAID* frozen juice bars and ices, WHOLE FRUIT sorbet and frozen fruit bars, MARY B’S biscuits and dumplings, DADDY RAY’S fig and fruit bars, CALIFORNIA CHURROS and TIO PEPE’S churros, PATIO Burritos and other handheld sandwiches, THE FUNNEL CAKE FACTORY funnel cakes, and several cookie brands within COUNTRY HOME BAKERS.  For more information, please visit us at www.jjsnack.com.

*MINUTE MAID is a registered trademark of The Coca-Cola Company.

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